UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2019

PACIFIC MERCANTILE BANCORP
(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (714) 438-2500
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
 Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
                On March 20, 2019, the Board of Directors of Pacific Mercantile Bancorp (the “Company”) designated Thomas M. Vertin as a participant (“Participant”) in the Company’s previously disclosed Change in Control Severance Plan (the “Plan”).  A Participant will be eligible for benefits under the Plan if his or her employment is terminated either by the Company for any reason other than Cause (as such term is defined in the Plan) or the death or disability of the Participant, or by the Participant for Good Reason (as such term is defined in the Plan), during the period (a) commencing on the earlier of (i) the occurrence of a Change in Control and (ii) public announcement of an intended or anticipated Change in Control, provided that such Change in Control actually occurs; and (b) ending on the date one year following a Change in Control.  The benefits under the Plan include: (i) a lump sum payment equal to a Participant’s monthly base salary multiplied by the Change in Control Benefits Period (as such term is defined in the Plan); (ii) a lump sum payment of a prorated annual bonus for the Plan year in which the termination occurs; (iii) a lump sum payment equal to the value of the Participant’s monthly welfare benefits multiplied by the lesser of the Change in Control Benefits Period and 12 months; and (iv) certain outplacement services.  The benefits are to be paid on the first regular payroll period following the sixtieth (60th) day after the effective date of the Participant’s termination of employment. The Board of Directors fixed Mr. Vertin’s Change of Control Benefits Period at 24 months. In addition, on March 20, 2019, the Board of Directors revised the Change of Control Benefits Period for Curt A. Christianssen and Thomas J. Inserra from 12 months to 18 months.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: March 21, 2019	By:	/s/ THOMAS M. VERTIN
Thomas M. Vertin, President and Chief Executive Officer